Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-111744, 333-14591, and 333-56048 of Kimball International, Inc. on Form S-8 of our report dated August 31, 2009, relating to the consolidated financial statements and financial statement schedule of Kimball International, Inc. and the effectiveness of Kimball International, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Kimball International, Inc. for the year ended June 30, 2009.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP Indianapolis, Indiana August 31, 2009